Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Audit and Finance Committee

Heritage Financial Corporation’s 401(k)

Employee Stock Ownership Plan and Trust:

We consent to the incorporation by reference in Registration Statement No. 333-87599 on Form S-8 of Heritage Financial Corporation of our report dated June 27, 2013 appearing in this Annual Report on Form 11-K of Heritage Financial Corporation 401(k) Employee Stock Ownership Plan and Trust for the year ended December 31, 2012.

/s/ Crowe Horwath LLP

South Bend, Indiana

June 27, 2013